UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Check the appropriate box:

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐         Preliminary Proxy Statement

☐         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐         Definitive Proxy Statement

☒         Definitive Additional Materials

☐         Soliciting Material Pursuant to Rule 14a-12

URANIUM ENERGY CORP.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒         No fee required.

☐         Fee paid previously with preliminary materials.

☐         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

URANIUM ENERGY CORP.

500 North Shoreline Boulevard, Suite 800N, Corpus Christi, Texas, U.S.A., 78401

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 16, 2024

Dear Stockholder:

This supplement (the “Supplement”) supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Uranium Energy Corp. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 5, 2024, in connection with the Company’s annual meeting of stockholders (the “Annual Meeting”) to be held on July 16, 2024, at 10:00 a.m. Pacific Time. This Supplement is being filed with the SEC and made available to stockholders on or about June 12, 2024.

The purpose of this Supplement is to clarify the voting standards on the following proposals (each, a “Proposal”): Proposal One – Election of Directors (“Proposal One”); Proposal Two – Appointment of Independent Registered Public Accountants (“Proposal Two”); Proposal Three – Approval of 2024 Stock Incentive Plan (“Proposal Three”); and Proposal Four – Executive Compensation (“Proposal Four”); regarding the treatment and effect of broker non-votes on the vote for each such Proposal. The voting standard for Proposal One, Proposal Two, Proposal Three and Proposal Four is as set forth on pages 3 and 4 of the Proxy Statement.

Accordingly, the Proxy Statement is hereby supplemented as follows:

The text below replaces the language under the heading “Quorum” on page 2 of the Proxy Statement:

“A quorum is necessary to hold a valid meeting of our stockholders. The required quorum for the transaction of business at the Annual Meeting is one-third of our issued and outstanding shares of common stock as of the Record Date.

In order to be counted for purposes of determining whether a quorum exists at the Annual Meeting, shares must be present at the Annual Meeting either in person or represented by proxy. Shares that will be counted for purposes of determining whether a quorum exists will include:

●	shares represented by properly executed proxies for which voting instructions have been given, including proxies which are marked “Abstain” or “Withhold” for any matter;

●	shares represented by properly executed proxies for which no voting instruction has been given; and

●	broker non-votes.

Broker Non-Votes

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular Proposal because the broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote such shares. Under the broker voting rules of the NYSE, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2024 (Proposal Two) is considered a “routine” matter, and the election of directors (Proposal One), the vote to approve the Company’s 2024 Stock Incentive Plan (Proposal Three) and the non-binding, annual advisory vote on executive compensation (Proposal Four) are considered “non-routine” matters.”

The text below replaces the language under the heading “Votes Required” on pages 3 and 4 of the Proxy Statement:

“Proposal One – Election of Directors: The affirmative vote of the holders of a plurality of our shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote thereon is required for the election of our directors. This means that the nominees who receive the greatest number of votes for each open seat will be elected. Stockholders may vote in favor of the election of directors or withhold authority to vote with respect to one or more directors. Under the plurality voting standard, votes marked “For” will be counted in favor of the director nominee and broker non-votes and votes withheld shall have no effect on the election of a director.

Proposal Two – Appointment of Independent Registered Public Accountants: The affirmative vote of the holders of a majority of our shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote thereon is required for the ratification of the appointment of our independent registered public accountants. Stockholders may vote in favor of or against this proposal or they may abstain. Abstentions are deemed to be “votes cast” and will have the same effect as a vote against this proposal. Since this proposal is considered a “routine” matter, if you do not provide voting instructions to your broker regarding this proposal, your broker will be permitted to exercise discretionary authority to vote your shares on this proposal.

Proposal Three – Approval of 2024 Stock Incentive Plan: The affirmative vote of the holders of a majority of our shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote thereon is required for the approval of the Company’s 2024 Stock Incentive Plan. Stockholders may vote in favor or against this proposal or they may abstain. Abstentions are deemed to be “votes cast” and will have the same effect as a vote against this proposal. Since this proposal is considered a “non-routine” matter, meaning your bank, broker, trust or other nominee does not have discretionary authority to vote on such proposal, broker non-votes will have no effect on approval of this proposal.

Proposal Four – Executive Compensation: The vote to approve the compensation of our named executive officers (commonly known as a “say-on-pay” vote) is advisory and, therefore, not binding on the Company, our Compensation Committee or our Board of Directors. The affirmative vote of the holders of a majority of our shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote thereon is required for the non-binding advisory vote on executive compensation. Stockholders may vote in favor or against this proposal or they may abstain. Abstentions are deemed to be “votes cast” and will have the same effect as a vote against this proposal. Since this proposal is considered a “non-routine” matter, meaning your bank, broker, trust or other nominee does not have discretionary authority to vote on such proposal, broker non-votes will have no effect on approval of this proposal.”

The text below replaces the language under the heading “INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON” on page 4 of the Proxy Statement:

“None of the following persons has any substantial interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Annual Meeting, other than: (i) elections to office; (ii) with respect to any awards that may be granted to such persons following approval of the 2024 Stock Incentive Plan; and (iii) as named executive officers in respect of whose compensation the non-binding advisory vote on executive compensation will be held:

●	each person who has been one of our directors or executive officers at any time since the beginning of our last fiscal year;

●	each nominee for election as one of our directors; or

●	any associate of any of the foregoing persons.”

The text below replaces the language under the heading “FUTURE STOCKHOLDER PROPOSALS” on page 69 of the Proxy Statement:

“Stockholders who intend to submit a proposal for the annual meeting of stockholders to be held in 2025 and desire that such proposal be included in the proxy materials for such meeting must follow the procedures prescribed by Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the proxy materials, stockholder proposals must be received at either of the Company’s principal offices by the Secretary of the Company no later than February 4, 2025. Upon receipt of such a proposal, the Company will determine whether or not to include the proposal in such proxy statement and form of proxy in accordance with applicable law.

Any stockholder who intends to bring business to the annual meeting of stockholders to be held in 2025 (including any director nominations), but not include the business in the Company’s proxy statement, must give written notice to the Secretary of the Company at either of the Company’s principal offices by no later than April 21, 2025.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the annual meeting of stockholders to be held in 2025 must deliver written notice to the Secretary of the Company at either of the Company’s principal offices setting forth the information required by Rule 14a-19 under the Exchange Act no later than May 17, 2025. However, if the date of the annual meeting of stockholders to be held in 2025 is a date before June 16, 2025, or after August 15, 2025, written notice must be received by the later of 60 days prior to the date of the annual meeting of stockholders to be held in 2025 or the 10th calendar day following the day on which public announcement of the date of the annual meeting of stockholders to be held in 2025 is first made.”

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT OR THE PROXY CARD AND THEY CONTINUE TO BE IN FULL FORCE AND EFFECT AS ORIGINALLY FILED.

Please note that any proxy card that you received has not changed and may still be used to vote your shares in connection with the Annual Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. Whether or not you plan to attend the Annual Meeting, the Company urges you to please cast your vote as soon as possible by using one of the methods described in the Proxy Statement.